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                                                                  Exhibit 10(q)

                SUMMARY ANNUAL COMPENSATION OF OUTSIDE DIRECTORS

The following table summarizes the annual compensation of our outside directors. Employee directors are not compensated for service as a director.

--------------------------------------------------------------------------------------------------------
Cash Retainer                                      $55,000
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Audit Committee Chairperson Retainer               $10,000
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Committee Chairperson Retainer                    $  5,000
 [other than Audit Committee]
--------------------------------------------------------------------------------------------------------
Board Meeting Attendance Fee                       $  2,000
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Committee Meeting Attendance Fee                   $  2,000
--------------------------------------------------------------------------------------------------------
Deferred Compensation Plan (1)
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Travel and Other Expenses                          Actual expenses incurred in the performance of
                                                   their services as Directors are reimbursed.
--------------------------------------------------------------------------------------------------------
Director education institutes/activities           Reimbursed for costs and expenses
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Accident, Death and Disability Insurance           Up to $200,000 and an additional $200,000 in the
and Business Travel Insurance                      event a director is involved in an accident while
                                                   traveling on business relating to our affairs
--------------------------------------------------------------------------------------------------------
Charitable Matching Gift Program                   Annual maximum of $10,000 per director is matched
                                                   to eligible educational institutions and charitable
                                                   organization
--------------------------------------------------------------------------------------------------------

NOTES TO TABLE

(1) Under the terms of the 2005 Directors' Plan, on January 1, April 1, July 1, and October 1 (each such day an "Award Date") of each year, commencing April 1, 2005, Harris shall credit each non-employee director's ledger account with a number of Harris stock equivalent units having a fair market value equal to $24,000 (for an initial annual rate of $96,000), which amount may be changed from time to time by the Board. In addition, under the 2005 Directors' Plan, prior to the commencement of a calendar year each non-employee director may make an irrevocable election to defer all or a portion of his or her director compensation for the subsequent year or years. Amounts deferred at the election of the non-employee director may be invested in investment alternatives similar to those available under the Harris Corporation 401(k) Retirement Plan or in Harris stock equivalent units, pursuant to which a non-employee director's account is credited with a number of units of Harris stock equivalents based upon the fair market value of Harris common stock on the date of deferral. A non-employee director may not make an election to transfer or reallocate amounts invested in other investments into Harris stock equivalents. In addition, once amounts are credited in Harris stock equivalents, they may not be reallocated into any other investment alternatives and are payable only in cash and only following the non-employee director's resignation,

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retirement, or death. Each Harris stock equivalent unit is credited with dividend equivalents, which are deemed reinvested in additional Harris stock equivalent units.


         Amounts invested in Harris stock equivalents shall be appropriately adjusted in the event of any stock dividend or split, recapitalization, merger, spin-off, extraordinary dividends, or other similar events.

         A non-employee director may elect to receive amounts deferred under the 2005 Directors' Plan, including amounts mandatorily deferred in the form of Harris stock equivalent units, either in a cash lump sum on a date certain within five years of his or her resignation or retirement or in annual substantially equal cash installments over a designated number of years beginning on a date certain within five years of a director's resignation or retirement, provided that all amounts are fully paid within ten years of resignation or retirement.

         Within ninety (90) days of a Change of Control (as defined in the 2005 Directors' Plan), and to the extent permitted by the regulations adopted under the American Jobs Creation Act of 2004, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then remaining balance in his or her account.

         The foregoing summary description of the 2005 Directors' Plan is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the 2005 Directors' Deferred Compensation Plan, which is filed as Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on December 8, 2004 and is incorporated herein by reference.